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                                                               EXHIBIT NO. 10.98

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS AGREEMENT, dated as of the 22nd day of February, 2000, is between Sterling Vision, Inc., a New York corporation having an office at 1500 Hempstead Turnpike, East Meadow, New York 11554 (the "Company"), and Sara V. Traberman, an individual residing at 81 Avondale Road, Ridgewood, New Jersey 07450 (the "Employee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company desires to obtain the services of the Employee, on its own behalf and on behalf of all existing and future affiliated entities (defined as any corporation or other business entity or entities that, directly or indirectly, controls, is controlled by, or is under common control with the Company), and the Employee desires to be employed by the Company upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.       Term of Employment.

                  The Company hereby employs the Employee to render services to the Company in the position and with the duties and responsibilities described in Section 2 hereof commencing on the 22nd day of February, 2000 (the "Effective Date") and continuing thereafter until February 28, 2003, unless earlier terminated in accordance with the provisions of Section 4 hereof. For purposes of this Agreement, the "Term of Employment" shall be the approximate three (3) year period commencing on the Effective Date, subject to earlier termination pursuant to the provisions hereof.

2.       Position, Duties, Responsibilities.

         a. Position. The Employee hereby accepts such employment and agrees to serve as the Senior Vice President - Finance and Chief Financial Officer of the Company's Internet Division or in such other position(s) as the Board of Directors (the "Board") of the Company, at any time, may designate; provided, however, that the duties associated with such other position(s) shall be substantially the same as those duties contemplated to be rendered pursuant to this Agreement. The Employee shall devote her best efforts and his full business time and attention to the performance of the services customarily incidental to such office and to such other services as may be reasonably requested by the Board. The Company shall retain full direction and control over the means and methods by which the Employee shall perform the above services and of the place(s) at which such services are to be rendered; provided, however, that it is expressly understood and agreed that the duties to be rendered by the Employee hereunder shall be rendered primarily from the Metropolitan New York area and, accordingly, that the Employee shall not be required to (but may, at her option) relocate her personal residence outside of Ridgewood, New Jersey.


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         b. Other Activities. Except upon the prior written consent of the
Board, the Employee, during the Term of Employment, will not: (i) accept any other employment; (ii) serve on the board of directors of any other corporation (except that she may serve, in any capacity, with any civic, professional, educational or charitable organization or governmental entity or trade association); or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might reasonably place her in a competing position to that of, the Company or any of its affiliated entities.

3.       Salary, Benefits, Expenses.

         a. Salary. In consideration of the services to be rendered hereunder, the Employee, commencing as of March 20, 2000, shall be paid a salary computed at the rate of One Hundred Fifty Thousand ($150,000) Dollars per annum during the first year of the Term of Employment ending February 28, 2001, which salary shall increase by not less than five (5%) percent as of each of March 20, 2001 and 2002, in each case, payable in substantially equal, semi-monthly installments.

         b. Benefits and Other Arrangements. In addition to the salary set forth in Subsection 3(a) hereof, the Employee shall be entitled to: (i) the reimbursement of her reasonable, out-of-pocket legal fees incurred in negotiating this Agreement, not to exceed the sum of $2,000; and (ii) participate in any plan, arrangement or policy of the Company providing for medical benefits and sick leave on substantially the same terms as are generally made available to the other executives of the Company.

         c. Vacation. The Employee shall be entitled to a three (3) week, paid vacation during each year of the Term of Employment, such vacation to: (i) accrue at the rate of 1.25 days per month during the Term of Employment; and
(ii) be subject to the Company's general policies, as the same may be amended from time to time; provided, however, that if the Employee, due to her work load, is restricted from taking said vacation (or any portion thereof) during any year of the Term of Employment, said unused vacation days shall carry over to the ensuing year. Notwithstanding the foregoing, it is understood and agreed that in the event the employment of the Employee shall cease at a time when the Employee has earned, but has not used, vacation days, compensation, in an amount equal to the vacation to which the Employee shall be entitled hereunder, shall be paid, by the Company, to the Employee (based upon the salary then payable to the Employee pursuant to Subsection 3(a) hereof) within ten (10) business days thereafter.

         d. Expenses. The Employee shall be entitled to reimbursement for all ordinary and necessary business expenses incurred in the performance of her duties hereunder (including, but not limited to, all expenses associated with the Employee's use of a cellular telephone) subject to the Company's receipt of reasonable substantiation and/or reasonable documentation thereof.

         e. Annual Bonus. In addition to the salary set forth in Section 3(a) hereof, the Employee shall be entitled to an annual bonus solely to the extent, if any, awarded by the Company's Compensation Committee.


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         f. Option Grant. In addition to the salary set forth in Subsection 3(a)
hereof, and in partial consideration for the Employee's execution and delivery of this Agreement, the Company, subject to the provisions of this Subsection 3(f), shall grant to the Employee stock options (the "Options") to purchase up to an aggregate of four hundred thousand (400,000) shares of the Company's
Common Stock, par value $.01 per share (the "Common Stock"), at a price per share equal to the composite closing price of the Company's Common Stock, as reported on NASDAQ- NMS, on the trading day immediately preceding the date of the commencement of the Term of Employment ($8.0625). One-third (33 1/3%) of said Options shall vest as of the expiration of the initial twelve (12) months of the Term of Employment, an additional one-third (33 1/3%) shall vest as of the expiration of the second twelve (12) months of the Term of Employment, and the balance shall vest as of the expiration of the third twelve (12) months of the Term of Employment, all in accordance with the terms set forth in the proposed form of Stock Option Agreement annexed hereto as Exhibit A (the "Stock Option Agreement") to be executed and delivered by the Employee and the Company.

         With respect to the foregoing, the Employee hereby acknowledges that:
(i) the Company does not presently have available a sufficient number of shares of its Common Stock reserved for issuance under its 1995 Stock Incentive Plan (the "Plan") so as to be able to issue said Options on the Effective Date hereof; (ii) that the Company intends to call a special meeting of its shareholders, to be held on or about April 17, 2000, at which it intends to request that such shareholders approve of an increase in the shares of the Company's Common Stock reserved for issuance under said Plan; and (iii) that the Company's issuance of the aforesaid Options is expressly subject to, and contingent upon, the Company obtaining the requisite shareholder approval (the "Requisite Shareholder Approval") necessary to authorize said increase, it being understood that in the event the Company fails to obtain said requisite shareholder approval on or before April 30, 2000, the Employee shall have the right to elect to terminate this Agreement pursuant to, and in accordance with, the provisions of Subsection 4(e) hereof.

         g)       Signing Bonus.   Within twenty (20) days after the execution
hereof, the Company shall pay to the Employee a signing bonus, in the amount of $25,000.

4.       Termination.

         a. The employment of the Employee hereunder may be terminated by the Company on not less than thirty (30) days' prior written notice to the Employee in the event that the Employee is determined to be permanently disabled. As used in this Section, the Employee shall be deemed to be "permanently disabled" if the Employee has been substantially unable to discharge her duties and obligations hereunder, by reason of illness, accident or disability (as reasonably determined by an MD selected by the Company [and approved by the Employee, which approval shall not be unreasonably withheld or delayed]; provided, however, that the Employee shall be required to forthwith deliver to such MD all of her medical records [related to the conditions which were the cause of such disability] and timely submit to any physical examinations and/or tests reasonably requested by such MD) for a period of ninety (90) or more consecutive days, it being specifically understood that in the event the Employee shall resume the full time performance of her duties


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hereunder prior to the effective date of any such termination hereunder, the
Company's termination of this Agreement shall be deemed to be of no force and/or effect. In the event the employment of the Employee is terminated because of a permanent disability, the Employee shall receive (net of all benefits available to the Employee under any policy of disability insurance provided to the Employee) compensation until the earlier of the date which is three (3) months after the date on which the Employee first became disabled and the date on which the Term of Employment shall expire pursuant to Section 1 hereof, payable at the rate and on the terms provided for herein as if she had not been terminated.

         b. The employment of the Employee hereunder may be terminated by the Company for cause, at any time during the Term of Employment, upon the Employee's receipt of written notice from the Company documenting that: (i) the Employee was convicted of a felony; or (ii) in the opinion of a majority of the members of the Company's Board (other than the Employee, if she shall then be a member of said Board), as determined at a Board meeting at which the Employee and her counsel shall be given an opportunity to defend the allegations contained in any such notice of default from the Company to the Employee, the Employee shall have: (x) intentionally and wilfully refused or failed, or demonstrated gross negligence in the performance of her assigned duties hereunder, after not less than ten (10) days' prior written notice (to the Employee) setting forth the specific conduct complained of and that such refusal, failure and/or gross negligence would constitute a default hereunder, to perform, in any material respect, any of her material duties hereunder, other than any such failure resulting from the Employee's incapacity due to illness or injury, and the Employee shall have failed to have cured such default(s) within said ten (10) day period; or (y) committed an intentional, wrongful disclosure of any of the Company's trade secrets and/or confidential information and such act shall have been materially harmful to the Company.

         With respect to the foregoing, it is expressly understood that: (i) no act or failure to act on the part of the Employee shall give rise to the Company's right to terminate this Agreement (pursuant to this Subsection 4(b)) if such act or failure to act was due primarily to an error in judgement and/or negligence (but not gross negligence) on the part of the Employee.

         c. The employment of the Employee hereunder shall automatically be deemed terminated on the date of the Employee's death.

         d) If the Employee's employment is terminated pursuant to Subsections 4(b) or (c) above, the Employee shall be entitled to, and the Company's obligation shall be limited to, all compensation accrued under each of the provisions of Section 3 hereof to the date of such termination or, in the case of a termination under Subsection 4(a) hereof, to the date specified therein.

         e) Notwithstanding anything to the contrary contained herein, in the event the Company shall at any time during the Term hereof: (i) fail to maintain at least $7.5 million of Directors' and Officers' liability insurance; or (ii) commit a material breach of any material obligation of the Company hereunder (including, but not limited to, a wrongful termination of the Employee's employment hereunder) and such breach is not cured by the Company within ten
(10) days after its receipt of written notice thereof from the Employee; or
(iii) the failure of the Company to obtain, on


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or before April 30, 2000, the Requisite Shareholder Approval (each a "Triggering
Event"), then, and in any such event, the Employee, within a maximum period of 120 days from and after the occurrence of any such Triggering Event, time being of the essence hereof, shall have the right to serve not less than ninety (90) days' prior written notice on the Company of her election to terminate this Agreement and, in such event, the Employee shall be entitled to, and the Company's obligation shall be limited to: (x) the vesting (pursuant to Section 2 of the Stock Option Agreement) of all of the Options granted to the Employee pursuant to the provisions of Subsection 3(f) hereof; (y) all compensation accrued and unpaid to date pursuant to the provisions of Subsection 3(a) hereof, together with all such compensation to become due through the original expiration date of the Term of Employment (February 28, 2003); and (z) the additional sum of $1 million, which additional sum shall be reduced (except in the case of clause (ii) above), by the product of the number of Options granted to the Employee pursuant to the provisions of Subsection 3(f) hereof (400,000) and then available for sale either: (A) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or (B) pursuant to Rule 144 promulgated under the Act, and provided the Employee is not then precluded from selling shares of the Company's Common Stock by virtue of the provisions of the Securities Exchange Act of 1934, as amended, or Company policy, multiplied by the difference, if any, between the Exercise Price of said Options ($8.0625) and the Fair Market Value of the shares of the Company's
Common Stock. For purposes hereof, Fair Market Value shall be defined as the average, composite closing prices of the Company's Common Stock (as reported on Nasdaq-NMS or the principal, national securities exchange on which the Common Stock may then be trading) during the twenty (20) trading day period commencing ten (10) days after the effective date of any such termination pursuant to the provisions of this Subsection 4(e).

         f) The employment of the Employee hereunder may be terminated by the Employee, by not less than ninety (90) days' prior written notice given by the Employee to the Company within a maximum period of one-hundred twenty (120) days (time being of the essence hereof) after the occurrence of any of the following events: (i) the acquisition, by any individual, group (including creditors of the Company) or entity of beneficial ownership, of forty (40%) percent or more of the combined voting power of the then outstanding voting stock of the Company; (ii) if, at any time from and after August 1, 2000, the individuals who, as of such date, constitute the Board of Directors cease, for any reason, to constitute at least a majority of such Board; or (iii) the consummation of a reorganization, merger or consolidation where the existing shareholders of the Company do not retain at least 51% of their ownership interests in the Company, or a sale or other disposition of 50% or more of the operating assets then comprising the Company's Internet division, it being understood and agreed that in the event the Employee shall elect to terminate this Agreement pursuant to the provisions of this Subsection 4(f), the Employee shall be entitled to, and the Company's obligations shall be limited to: (x) the vesting (pursuant to Section 2 of the Stock Option Agreement) of all of the Options granted to the Employee pursuant to the provisions of Subsection 3(f) hereof; and (y) all compensation accrued and unpaid to date pursuant to the provisions of Subsection 3(a) hereof, together with all such compensation to become due through the original expiration date of the Term of Employment (February 28, 2003).


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5.       Confidentiality.

         a. The Employee shall not, during the Term of Employment or at any time thereafter, use (other than in the performance of his duties to the Company) or disclose to any person, firm or corporation (except as required by law or with the prior written approval of the Company) any confidential information concerning the business, inventions, discoveries, clients, affairs or other trade secrets of the Company that she may have acquired in the course of, or as an incident to, her employment by the Company.

         b. The obligations of confidentiality and non-use set forth in Subsection 5(a) above shall not apply to information: (i) which is or becomes published in any written document or otherwise is or becomes a part of the public domain without breach of the aforementioned obligation by the Employee; or (ii) which the Employee can establish was already in her possession and not subject to a secrecy obligation at the time she encountered such information in the course of, or as an incident to, her employment by the Company. Specific information shall not be deemed published or otherwise in the public domain, or in the Employee's prior possession, merely because it is encompassed by some general information published, or in the public domain, or in the Employee's prior possession.

         c. As a material inducement to the Company in entering into this Agreement, and expressly in partial exchange for the performance of the Company's obligations under this Agreement, the Employee hereby covenants and agrees that, during the Term of Employment and for a period of six (6) months thereafter, she will not, either on her own account, or directly or indirectly in conjunction with or on behalf of any person, firm or entity (other than by reason of the Employee's equity ownership in any publicly traded firm or corporation provided that such equity ownership shall not confer upon the Employee the right or ability to influence or direct, directly or indirectly, the management of the business and/or affairs of any such firm or corporation):

         (i) Solicit or employ, or attempt to solicit or employ, any person who is then or has, within the six (6) month period prior thereto, been an officer, director or employee of the Company or any of its affiliates, whether or not such a person would commit a breach of his or her contract of employment, if any, by reason of leaving the service of the Company or any of its subsidiaries;

         (ii) Solicit the business of any person, firm or company (other than, and expressly excluding, Rare Medium Group, Inc. and its subsidiaries) which is then, or has been, at any time during the preceding six (6) month period prior to such solicitation, a customer, client, contractor, supplier or agent of the Company or any of its subsidiaries; or

         (iii) Provided the employment of the Employee has been terminated for cause pursuant to Subsection 4(b) hereof, carry on or be engaged, concerned or interested in, or devote any material time to the affairs of, any trade or business then engaged in the optical segment of the Internet B-to-B industry and/or such other or different segments of the Internet B-to-B industry engaged in by the Company (or any of its subsidiaries) as of the effective date of the termination of such employment.


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6.       Mitigation.

         The Company hereby acknowledges that it will be difficult, if not impossible, for the Employee to find reasonably comparable employment following the termination of this Agreement. Accordingly, the payment of any monies hereunder in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable; and the Employee will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any of her profits, income, earnings or other benefits, from any source whatsoever, create any mitigation.

7.       Notices.

         Any notice, request, claim, demand or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

         (i) If to the Company, addressed to its principalexecutive offices to the attention of its General Counsel, with a copy to be simultaneously delivered to its Chairman of the Board of Directors; or

         (ii) If to the Employee, to her at the address set forth above, with a copy to be simultaneously delivered to Gary Kessler, Esq., Kessler & Collins, 5950 Sherry Lane, Suite 222, Dallas, Texas 75225; or

         (iii)At any such other address as either party shall have specified by written notice given to the other as herein provided.

8.       Entire Agreement.

         The terms of this Agreement are intended by the parties, as of the date hereof, to be the final expression of their agreement with respect to the employment of the Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement.

9.       Amendments; Waivers.

         Except as otherwise set forth in Section 4 hereof, this Agreement may not be modified, amended or terminated except by an instrument, in writing, signed by the Employee and by the Company's Chairman. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or


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further exercise thereof or the exercise of any other right, remedy or power provided for herein, or by law, or in equity.

10.      Severability; Enforcement.

         If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances, shall remain in full force and effect.

11.      Assignability.

         a. In the event that the Company shall merge or consolidate with any other corporation, partnership or business entity, or all or substantially all of the Company's business or assets shall be transferred, in any manner, to any other corporation, partnership or business entity, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Company hereunder.

         b. This Agreement is personal in nature, and none of the parties hereto shall, without the prior written consent of the other, assign or transfer this Agreement or any of its or her rights or obligations hereunder, except by operation of law or pursuant to the terms of this Section 10.

         c. Nothing expressed or implied herein is intended or shall be construed to confer upon, or give to any person, other than the parties hereto (and, with respect to the Employee, his heirs, executors, administrators and/or trustees) any right, remedy or claim under, or by reason of, this Agreement, or of any term, covenant or condition hereof.

12.      Restrictive Covenant.

         To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law, and the covenant shall be deemed to have been revised accordingly.

13.      Governing Law.

         The validity, interpretation, enforceabiity and performance of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

14.      Employee's Representation and Acknowledgment.

         This Employee hereby represents that she is free to enter into this Agreement and is not under any contractual restraint which would prohibit her from satisfactorily performing her duties to the Company hereunder. The Employee also acknowledges: (i) that she has consulted with or has had


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the opportunity to consult with independent counsel of her own choice concerning this Agreement and has been advised to do so by the Company; and (ii) that she has read and understands this Agreement, is fully aware of its legal effects and has entered into it freely, based upon her own judgment.

15.      Arbitration.

         Any controversy between the Employee and the Company, or any employee, director or stockholder of the Company, involving the construction or application of any of the terms, provisions or conditions of this Agreement or otherwise arising out of, or related to, this Agreement, shall be settled by arbitration (to be conducted in the New York City office of the American Arbitration Association) in accordance with the then current commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof, it being specifically understood that any such award may include the reasonable, legal fees and expenses incurred by the substantially prevailing party in any such proceeding.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    STERLING VISION, INC.


                                    By:     /s/ Robert Cohen
                                          ------------------------------
                                    Title:  Robert Cohen
                                          ---------------------------
                                            Chairman
                                          ---------------------------

                                    EMPLOYEE:


                                     /s/ Sara V. Traberman
                                    ---------------------------------------
                                    Sara V. Traberman